EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Omnibus Equity Incentive Plan, of our report dated August 1, 2003, with respect to the consolidated financial statements and schedule of Natural Alternatives International, Inc., included in its Annual Report on Form 10-K for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 28, 2004